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                                                                     EXHIBIT 5.1

                                         [LETTERHEAD OF CAREY LANGLOIS]

Amdocs Limited
Tower Hill House
Le Bordage
St Peter Port
Guernsey

Our Ref: NC/CB/A774009

22 October 1999

Dear Sirs

RE: AMDOCS LIMITED

     REGISTRATION STATEMENT ON FORM F-4

We have acted as counsel to Amdocs Limited, a Guernsey Corporation (the "Company"), in connection with its Registration Statement on Form F-4 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), relating to the registration of Ordinary Shares, Pound Sterling
0.01 par value (the "Shares"), of the Company to be issued pursuant to the terms of the Agreement and Plan of Merger, dated as of September 3, 1999 (the "Merger Agreement"), among the Company, Ivan Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Acquisition"), and International Telecommunication Data Systems, Inc., a Delaware corporation ("ITDS"), providing for the merger of Acquisition with and into ITDS, with ITDS surviving as a wholly owned subsidiary of the Company

In that connection, we have examined originals, or copies, certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Amended and Restated Articles of Association and the Memorandum of Association of the Company.

Based upon the foregoing, we are of the opinion that:

1. The Company has been duly organised and is validly existing as a corporation under the laws of Guernsey.

2. The Shares to be issued pursuant to the Merger Agreement have been duly authorized and, when issued as contemplated by the Merger Agreement, will be validly issued, fully paid and non-assessable.

We express no opinion on any law other than the law of Guernsey.
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Amdocs Limited

22 October 1999

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We hereby consent to the use of this opinion as an exhibit to the Registration
Statement, and to all references to our firm included in or made part of the Registration Statement.

Yours faithfully

/s/ CAREY LANGLOIS

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Carey Langlois